UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2007

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition

On October 26, 2007, Lydall, Inc. (the “Company”) issued a press release setting forth the Company’s financial results for the third quarter and nine months ended September 30, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Director

The Company previously announced David Freeman’s retirement as President and Chief Executive Officer, effective August 27, 2007. In connection with his retirement, on October 24, 2007, Mr. Freeman submitted his resignation and retired as a director of the Company, effective as of that date. Mr. Freeman had served as director since 1998.

(d) Election of Director

On October 24, 2007, the Board of Directors of the Company (the “Board”) elected Dale G. Barnhart, Lydall’s President and Chief Executive Officer, as a director of the Company, effective immediately, to fill the vacancy created by Mr. Freeman’s retirement. Mr. Barnhart was not appointed to serve on any committees of the Board and will not receive any additional compensation from the Company for serving on the Board. Mr. Barnhart’s appointment to fill the next vacancy on the Board was agreed upon at the time of his appointment as the President and Chief Executive Officer of the Company. There are no transactions in which Mr. Barnhart has an interest requiring disclosure under Item 404(a) Regulation S-K.

Mr. Barnhart was appointed President and Chief Executive Officer of the Company, effective August 27, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report, as set forth below:

Exhibit Number	Exhibit Description
99.1	Press release, dated October 26, 2007, titled “Lydall Announces Financial Results for the Third Quarter and Nine Months Ended September 30, 2007,” furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

October 26, 2007	By:	/s/ Thomas P. Smith
Thomas P. Smith Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated October 26, 2007, titled “Lydall Announces Financial Results for the Third Quarter and Nine Months Ended September 30, 2007,” furnished herewith.